4135-1945-7548, v. 3 Exhibit 10.3 STRICTLY PRIVATE AND CONFIDENTIAL Dated 14 SEPTEMBER 2020 COMPASS PATHFINDER LIMITED and PIERS MORGAN SERVICE AGREEMENT

1 4135-1945-7548, v. 3 Exhibit 10.3 THIS AGREEMENT is entered into between the parties on 14 September 2020 PARTIES (1) COMPASS PATHFINDER LIMITED a company incorporated and registered in England and Wales with company number 10229259 and whose registered office is at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (the "Company"); and (2) PIERS MORGAN of 5 Kassala Road, London, SW11 4HN (the "Executive"). AGREED TERMS 1. Definitions 1.1 The following terms shall have the following meanings unless the context requires otherwise: "Board" means the board of directors of the Company or any person or committee of the board duly appointed by it; "Capacity" means as agent, consultant, director, employee, owner, partner, shareholder or otherwise; "Confidential Information" means trade secrets, knowhow and information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of any Group Company or any of their suppliers, customers, agents, shareholders or management, including (but not limited to): (a) business, financial or strategic information or plans; (b) technical data, research data and know-how; (c) litigation, potential litigation or legal advice; (d) employment terms or pay of the Executive or others; (e) commercial terms with business partners; (f) products or services in the course of development; (g) processes, techniques or know-how; (h) details of any joint ventures, which (in each case) the Executive creates, develops, learns, receives or obtains in connection with the Executive's employment before or after the date of this agreement, whether or not such information is marked confidential; "Copies" means copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information; "Garden Leave" means any period during which the Company has exercised its rights under clause 21; "Group Company" means the Company and any group undertaking (as such term is defined in section 1161(5) of the Companies Act 2006) of the Company in any jurisdiction from time to time; "Intellectual Property Rights" means patents, rights to Inventions, copyright and related rights, trade marks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case

2 4135-1945-7548, v. 3 Exhibit 10.3 whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world; "Invention" means any invention, idea, discovery, development, notation, formula, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium; Listing ea he e a h ch he eg a a e e f he a b c ffe g of American Depositary Shares representing ordinary shares of the Company on the Nasdaq Global Market becoming effective; "Permitted Investment" has the meaning given to it in clause 15.2; "Quoted Company Requirements" means (a) all legal and regulatory obligations, codes of practice and recommendations which apply to the Executive or any Group Company relating to transactions in securities, related party transactions and inside information (including the Company's share dealing policy); and (b) the Financial Services and Markets Act 2000 and the Criminal Justice Act 1993, in each case as amended or superseded from time to time; and as applicable, the securities laws of the United States, including but not limited to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Listing Rules of The Nasdaq Stock Market, each as amended from time to time; and "Termination" means the termination of the Executive's employment under this Agreement however caused, whether lawful or not, and "Termination Date" means the date of Termination. 1.2 In this Agreement, unless the context otherwise requires: 1.2.1 words in the singular include the plural and in the plural include the singular; 1.2.2 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; 1.2.3 the headings are inserted for convenience only and shall not affect its construction; 1.2.4 reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it; 1.2.5 the Schedules shall form part of this Agreement, shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules; and 1.2.6 reference to any regulator or other body includes a reference to any successor. 2. Term of Employment 2.1 The Executive's employment under the terms of this Agreement shall commence on the occurrence of the Listing and shall continue, subject to the remaining terms of this

3 4135-1945-7548, v. 3 Exhibit 10.3 Agreement, until terminated by either party giving the other not less than nine months' prior notice in writing. Unless otherwise agreed by the parties in writing, if the Listing does not take place by 17 October 2020 then the terms of this contract will not take effect. 2.2 The Executive's period of continuous employment for the purposes of the Employment Rights Act 1996 commenced on 23 March 2020. 3. Conditions and Warranties 3.1 The Executive warrants that: 3.1.1 the Executive is entitled to work in the United Kingdom without any additional approvals; and 3.1.2 the Executive is not prevented by the terms of any agreement or court order from continuing employment with the Company from the date of this Agreement and that there are no express or implied terms of any contract with (or other obligation to) any third party that could prevent or hinder the performance of the Executive's duties to any Group Company. 3.2 It is a condition of this employment that the Executive has and maintains during the course of this employment, valid United Kingdom immigration permission which permits the Executive to be employed by the Company in the role for which the Executive is employed. The Executive must notify the Company immediately if at any time the Executive does not meet this condition. The Executive must produce to the Company for inspection the documents proving this right to the Company's satisfaction upon request. 3.3 If the Executive is in breach of any of the warranties or fails to satisfy the conditions set out in this clause 3 then the Company shall be entitled to terminate the Executive's employment summarily. 4. Duties 4.1 The Executive shall serve the Company as the Chief Financial Officer of the Company. 4.2 During the employment the Executive shall: 4.2.1 devote the whole of their working time, attention and abilities to the business of the Company and any other Group Company for which the Executive is required to work from time to time; 4.2.2 faithfully and diligently exercise such powers and perform such duties for each Group Company as may from time to time be assigned by the Company; 4.2.3 comply with all reasonable and lawful directions given by the Board; 4.2.4 promptly make such reports to the Board in connection with the affairs of each Group Company on such matters and at such times as are reasonably required; 4.2.5 report their own wrongdoing and any wrongdoing or proposed or potential wrongdoing of any other employee, officer or consultant of any Group Company to the Board immediately on becoming aware of it;

4 4135-1945-7548, v. 3 Exhibit 10.3 4.2.6 use their utmost endeavours to promote, protect, develop and extend the business of each Group Company; 4.2.7 comply with their common law, statutory, regulatory and fiduciary duties; 4.2.8 exercise the Executive's powers jointly with such other person that the Company may appoint; and 4.2.9 at all times conduct the business of each Group Company for which the Executive is responsible in a lawful and ethical manner. 5. Regulatory Compliance and Policies and Procedures 5.1 The Executive will read and comply strictly with: 5.1.1 any rules, policies and procedures that apply to each Group Company at all times; 5.1.2 the Quoted Company Requirements; 5.1.3 any other laws and regulations material to the conduct of the business of the Company or any Group Company. 5.2 Although the Company's rules, policies and procedures do not form part of this Agreement, failure to comply with them may result in disciplinary action up to and including dismissal. 5.3 The Executive is aware of the Quoted Company Requirements and that a breach of the Quoted Company Requirements carries sanctions including criminal liability, disciplinary action by the Company (up to and including summary dismissal) and disciplinary action by the relevant regulatory authority. Due to the Executive's position the Executive shall be named on the Company's list of persons with access to inside information relating to the Company which may be made available to relevant authorities. 6. Place of Work 6.1 The normal place of work of the Executive is the Company's offices at 1st Floor, Eastbourne Terrace, Paddington, London, W2 6LG or such other location as the Company may require. 6.2 The Executive agrees to travel on any business of any Group Company (both within the United Kingdom and abroad) as may be required for the proper performance of the Executive's duties. 6.3 If the Executive is required to work outside of the United Kingdom for a continuous period of more than a month the terms that apply will be separately communicated to the Executive. 7. Hours of Work 7.1 The Executive shall work such hours as are required for the proper and efficient performance of their duties including the Company's normal business hours which are 9am until 5:30pm from Monday to Friday.

5 4135-1945-7548, v. 3 Exhibit 10.3 7.2 The Executive agrees that the limit on weekly working time contained in Regulation 4 of The Working Time Regulations 1998 does not apply because Regulation 20 applies to the Executive. 8. Salary 8.1 The Executive shall be paid a basic salary of £320,000 per annum subject to deductions required by law. The Executive's salary shall accrue from day to day, shall be payable in equal monthly instalments in arrears on or about the last Friday of each month and shall include any directors' fees. 8.2 The salary paid to the Executive may be reviewed annually. The Company is under no obligation to award an increase following a salary review. 8.3 The Company may deduct from the salary or any other sums payable to the Executive any money owed to any Group Company by the Executive. The Executive will reimburse the Company upon demand for the personal use of any Company credit card, any other unauthorised transactions entered into by the Executive or any overpayments made to the Executive. 9. Expenses The Company shall reimburse any expenses wholly, exclusively and necessarily incurred by the Executive in the proper performance of the Executive's duties under this Agreement subject always to the rules and policies of the Company from time to time and subject to the Executive providing receipts or other evidence of payment as the Company may require. 10. Annual Bonus 10.1 The Executive shall be eligible to earn an annual incentive bonus, with a target bonus amount of 45% of the Executive's basic salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances), subject to such terms and with such individual, team or corporate targets as the Board may communicate from time to time. The Board shall be entitled to determine whether such targets have been met and where such targets have been met in full or part shall have a discretion to determine whether to make payments and, if so, in what amount and when. 10.2 The Board may suspend, alter or discontinue any bonus payment(s) or any bonus plan and its eligibility requirements at any time (whether generally or in relation to the Executive only) at its absolute discretion. If the Executive receives any bonus payment the Company is not obliged to make any further bonus payments and any bonus payment will not become part of the Executive's contractual remuneration or fixed salary. In order to be eligible to receive a bonus payment, the Executive must be in the Company's employment and not under notice, given or received on the date that the bonus is paid. Bonus entitlement does not accrue in the course of a year, and the Executive is not entitled to payment of a bonus, or any pro rata portion of it, if the Executive leaves employment prior to the date that the bonus is paid. 10.3 The Executive shall not be eligible to be considered for any bonus nor shall any bonus be paid if the Executive is subject to any disciplinary action or investigation at the date any bonus is being considered and/or at the bonus payment date (as applicable) although the

6 4135-1945-7548, v. 3 Exhibit 10.3 Company may reconsider the matter upon the conclusion of the disciplinary action or investigation in question. 11. Pensions 11.1 The Company intends to comply with the employer pension duties in respect of the Executive in accordance with Part 1 of the Pensions Act 2008. Unless the Executive opts out, the Company will make a pension contribution equivalent to 8% of the Executive's basic salary each month during the employment. There is no cash alternative and the Executive may be required to periodically renew any opt out. 11.2 The Executive's participation in the Company's pension arrangements is subject to the rules of the relevant scheme and the statutory requirement as each are varied from time to time. In particular the Company reserves the right to change the scheme provider, the funds available, the charging structure and the default fund from time to time. 12. Benefit Plans 12.1 The Executive shall, during employment, be eligible to participate in the following benefit plans operated by the Company: 12.1.1 health insurance for the Executive; 12.1.2 life assurance; 12.1.3 permanent insurance cover. 12.2 The Executive's participation in the benefit plans referred to in this clause are subject to: 12.2.1 the terms of that benefit plan, as amended from time to time; 12.2.2 the rules or the insurance policy of the relevant benefit provider, as amended from time to time; and 12.2.3 the Executive satisfying the normal underwriting requirements of the relevant benefits provider (which may involve a medical and/or a medical questionnaire) and the premium being at a rate which the Company considers reasonable. 12.3 The Company's obligation under this clause is limited to paying premiums to the relevant benefits provider. If the benefit provider refuses to accept a claim under the relevant benefit plan the Company shall have no obligation or responsibility to challenge that decision or to compensate the Executive. 12.4 The Company reserves the right to discontinue, vary or amend each benefit plan (including the level of cover) at any time on reasonable notice to the Executive. 13. Holidays 13.1 The Executive shall be entitled to 25 days' paid holiday in each holiday year together with the usual public holidays in England to be taken at times convenient to the Company and authorised in advance. In addition to this, the Executive shall be entitled to one day's paid annual leave to be taken on or around their birthday. Finally, the Executive may be entitled

7 4135-1945-7548, v. 3 Exhibit 10.3 to additional paid leave, based on service, as per the Holiday Policy (UK) available from the Board. 13.2 The Company's holiday year runs between 1 January and 31 December. If the Executive's employment commences or terminates part way through a holiday year, the Executive's entitlement during that holiday year shall be calculated on a pro rata basis rounded up to the nearest whole day. 13.3 The Executive shall have no entitlement to any payment in lieu of accrued but untaken holiday except on Termination. The amount of such payment in lieu shall be 1/260th of the Executive's salary for each untaken day of entitlement. 13.4 If on Termination the Executive has taken in excess of their accrued holiday entitlement, the Company shall be entitled to recover from the Executive by way of deduction from any payments due to the Executive or otherwise, one day's pay for each excess day calculated at 1/260th of the Executive's salary. 13.5 If either party has served notice to terminate the employment, the Company may require the Executive to take any accrued but unused holiday entitlement during the notice period. Any accrued but unused holiday entitlement shall be deemed to be taken during any period of Garden Leave. 14. Sickness 14.1 The Company may in its absolute discretion pay the Executive an amount equal to the E ec e' a ba c a ( Company Sick Pay ) f he f 10 g da f sickness absence in any rolling 12 month period, subject to such conditions as set out in the Sick Leave Policy (UK) and/or as the Board may specify. Company Sick Pay will include any entitlement to statutory sick pay or any benefits provided by virtue of any permanent health insurance scheme. Company Sick Pay is also subject to the Executive's compliance with this Agreement and will not be paid in respect of any period of illness that commences during the first 6 months of the Executive's employment or whilst the Company is addressing performance or disciplinary issues. 14.2 The Executive must comply with the Company's sickness absence notification procedures as set out in the Sick Leave Policy (UK). Any period of absence of up to seven calendar days may be self-certified and any period of absence of more than five days must be supported by doctor's certificate. 14.3 The Executive consents to undergo a medical examination by a doctor nominated by the Company at the Company's request and expense. 14.4 The rights of the Company to terminate the Executive's employment under the terms of this Agreement apply even when such termination would or might cause the Executive to forfeit any entitlement to sick pay, permanent health insurance or other benefits. 15. Outside Activities and Interests 15.1 The Executive shall not during the employment except as a representative of the Company or with the Board's prior written consent (whether directly or indirectly, paid or unpaid) be employed, engaged, concerned or interested in any other actual or prospective business, organisation, occupation or profession. Any such permission granted by the Board or the

8 4135-1945-7548, v. 3 Exhibit 10.3 Company prior to the date of this Agreement shall continue to apply during the term of this Agreement. 15.2 Nothing in this Agreement shall prevent the Executive from holding an investment by way of shares or other securities to in any entity listed or dealt on a recognised stock exchange (a Permitted Investment ) ded a a ha d g he e f he e loyment: (i) the Permitted Investment shall not constitute more than 3% of the issued share capital of the entity concerned, (ii) the Executive makes full disclosure of such Permitted Investments and any actual or apparent conflicts of interest resulting therefrom, so that the Company can make appropriate determinations on the propriety of any investment; and (iii) the Executive complies with the Quoted Company Requirements. 16. Confidential Information 16.1 Without prejudice to the Executive's common law and fiduciary duties, the Executive shall not during employment or at any time after Termination and whether for their own benefit or for the benefit of any third party: 16.1.1 use any Confidential Information; or 16.1.2 disclose any Confidential Information to any person, company or other organisation whatsoever, except in the proper course of their duties, as required by law or as authorised by the Board in writing. 16.2 The Executive shall be responsible for protecting the confidentiality of the Confidential Information and shall use best endeavours to prevent the misuse of Confidential Information by others. 16.3 All Confidential Information and Copies shall be the property of the Company and the Executive shall not make any Copies save in the proper course of their employment. 16.4 Save as authorised by the Board, the Executive shall not make or publish any comment regarding to the business of any Group Company or any of its current or former employees or directors to the media (including on social media). 17. Whistleblowing 17.1 It is the duty of the Executive to report to the Board any material breach by any Group Company of their legal obligations of which the Executive is aware. Concerns should be reported, in writing, to the Board. 17.2 Whilst it is the Company's clear policy to operate in an ethical and lawful manner and to foster an environment which facilitates the internal reporting of matters of concern for the avoidance doubt nothing in this Agreement prevents the Executive from making a "protected disclosure" within the meaning of Part 4A (Protected Disclosures) of the Employment Rights Act 1996 nor from reporting any regulatory breaches to any regulator or from reporting any criminal conduct to the relevant authorities.

9 4135-1945-7548, v. 3 Exhibit 10.3 18. Intellectual Property 18.1 The Executive shall disclose (voluntarily) to the Company details of all Inventions and of all works embodying Intellectual Property Rights made solely or jointly with others at any time in the course of employment which relate to, or are capable of being used in, the business of any Group Company whether or not in the course of their ordinary duties and he he ade g e ( ge he , he Company IP ). The E ec e acknowledges that all Intellectual Property Rights subsisting (or which may in the future subsist) in such Company IP shall automatically, on creation, vest in the Company absolutely. To the extent that the Company IP does not vest automatically in the Company the Executive hereby assigns all right, title and interest in the Company IP to the Company with full title guarantee by way of a present assignment of all future rights and shall otherwise hold them on trust for the Company. The Executive agrees promptly to execute all documents and to do all acts as may, in the opinion of the Company, be necessary or desirable to give the Company full benefit of this clause. 18.2 Nothing in this Agreement obliges the Company to seek patent or other protection or to exploit any Invention disclosed by the Executive in accordance with clause 18.1. 18.3 The Executive acknowledges that, save as provided by s40 Patents Act 1977, no further remuneration or compensation is or may become due to you as a result of the performance of your obligations under this clause 18. 18.4 The E ec e e cab a e a a gh de he C gh , De g a d Patents Act 1988 (and, to the fullest extent permitted by law, all similar rights in other jurisdictions) which the Executive has or will have in any Company IP. 18.5 By way of security for the Executive's obligations under this Agreement, the Executive irrevocably appoints the Company to be the Executive's attorney to execute any instrument or to do anything and generally to use the Executive's name for the purpose of giving the Company or its nominee the benefit of this clause. The Executive acknowledges in favour of a third party that a certificate in writing signed by the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case. 19. Payment in Lieu of Notice 19.1 The Company may, in its sole and absolute discretion, terminate the Executive's employment under this Agreement at any time and with immediate effect by notifying the Executive that the Company is exercising its right under this clause 19 and that it will make a payment in lieu of notice ("PILON") to the Executive. The Executive's employment will terminate immediately and any PILON due to the Executive in accordance with the provisions of this clause 19 will be paid within 28 days. The PILON will be equal to the basic salary (as at the Termination Date) which the Executive would have been entitled to receive under this Agreement during the notice period referred to at clause 2 (or, if notice has already been given, during the remainder of the notice period) less deductions required by law. 19.2 The Executive shall have no right to receive a PILON unless the Company has exercised its discretion in clause 19.1.

Exhibit 10.3

19.3 Notwithstanding clause 19.1, the Executive shall not be entitled to any PILON if the Company would otherwise have been entitled to terminate the Executive's employment under this Agreement without notice in accordance with clause 20. In that case the Company shall also be entitled to recover from the Executive any PILON already made.

19.4 Notwithstanding anything to the contrary herein, the following provisions apply to the extent the Executive is subject to U.S. income tax and the PILON provided herein is subject to Section 409A of the U.S. Internal Revenue Code (the "**Code**") and the regulations and other guidance thereunder and any state law of similar effect (collectively "**Section 409A**"). The PILON shall not commence until the Executive has had a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a "separation from service"). Each instalment of the PILON is a separate "payment" for purposes of Treas. Reg. Section 1.409A-2(b)(2)(i), and the PILON is intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if such exemptions are not available and the Executive is, upon separation from service, a "specified employee" for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the PILON shall be delayed until the earlier of (i) six (6) months and one day after your separation from service, (ii) your death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Section 409A period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to the Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. The parties acknowledge that the exemptions from application of Section 409A to the PILON are fact specific, and any later amendment of this Agreement to alter the timing, amount or conditions that will trigger payment of the PILON may preclude the ability of the PILON provided under this Agreement to qualify for an exemption. To the extent that the PILON or other benefits are deferred compensation under Section 409A, and are not otherwise exempt from the application of Section 409A, then, if the period during which the Executive may consider and sign the Release spans two calendar years, the payment of such severance payments and benefits will not be made or begin until the later calendar year. It is intended that this Agreement shall comply with the requirements of Section 409A, and any ambiguity contained herein shall be interpreted in such manner so as to avoid adverse personal tax consequences under Section 409A. Notwithstanding the foregoing, the Company shall in no event be obligated to indemnify the Executive for any taxes or interest that may be assessed by the Internal Revenue Service pursuant to Section 409A of the Code to payments made pursuant to this Agreement.

20. Termination Without Notice

20.1 The Company may terminate the Executive's employment under this Agreement with immediate effect without notice and with no liability to make any further payment to the Executive (other than in respect of amounts accrued at the Termination Date) if in the reasonable opinion of the Board the Executive:

20.1.1 is guilty of gross misconduct; or

20.1.2 commits any serious or repeated breach or non-observance of any of the provisions of this Agreement or refuses to comply with any reasonable and lawful directions of the Company; or

10

4135-1945-7548, v. 3

11 4135-1945-7548, v. 3 Exhibit 10.3 20.1.3 is grossly negligent or grossly incompetent in the performance of their duties; or 20.1.4 is declared bankrupt or makes any arrangement with or for the benefit of their creditors or has a county court administration order made under the County Court Act 1984; or 20.1.5 is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); or 20.1.6 has breached the Quoted Company Requirements; or 20.1.7 is disqualified from acting as a director or resigns as a director from the Company or any Group Company without the prior written approval of the Board; or 20.1.8 is no longer eligible to work in the country in which the Executive's usual place of work is located; or 20.1.9 is guilty of any fraud or dishonesty or acts in any manner which brings or is likely to bring the Executive or any Group Company into disrepute or is materially adverse to the interests of any Group Company. 20.2 The rights of the Company under clause 20.1 are without prejudice to any other rights that it might have at law to terminate the Executive's employment or to accept any breach of this Agreement by the Executive as having brought the Agreement to an end. Any delay by the Company in exercising it rights to terminate shall not constitute a waiver thereof. 20.3 The Company may suspend the Executive from any or all of the Executive's duties during any period in which the Company is investigating any disciplinary matter involving the Executive or while any disciplinary procedure or regulatory investigation is outstanding. Any such suspension shall not constitute disciplinary action. During any period of suspension, the Company may impose the same conditions that apply to Garden Leave. 21. Garden Leave 21.1 Following service of notice to terminate the employment by either party, or if the Executive purports to terminate the employment in breach of contract, the Company may by written notice place the Executive on Garden Leave for the whole or part of the remainder of the employment. 21.2 During any period of Garden Leave: 21.2.1 the Company shall be under no obligation to provide any work to the Executive and may revoke any powers the Executive holds on behalf of any Group Company; 21.2.2 the Company may require the Executive to carry out alternative duties or to only perform such specific duties as are expressly assigned to the Executive, at such location (including the home of the Executive) as the Board may reasonably decide;

12 4135-1945-7548, v. 3 Exhibit 10.3 21.2.3 the Company may appoint another person to carry out the Executive's normal duties; 21.2.4 the Executive shall continue to receive their basic salary but shall not be entitled to receive any bonus or other incentive in respect of the period of Garden Leave; 21.2.5 the Executive shall remain an employee of the Company and bound by the terms of this Agreement (including any implied duties of good faith and fidelity); 21.2.6 the Executive shall be contactable during each working day (except during any periods taken as holiday in the usual way); 21.2.7 the Company may exclude the Executive from any premises of any Group Company, require the Executive to return any Group Company property and remove the Executive's access from some or all of its information systems; and 21.2.8 the Company may require the Executive not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client or other business contact of any Group Company as it may reasonably determine. 22. Change in Control 22.1 In this clause 22, the following terms shall have the following meaning: 22.1.1 "Agreed Sum ea a a e a e he g a e of: (a) 12 months' basic salary as specified in clause 8.1; (b) a sum equivalent to the pro rata bonus the Executive would have received for the financial year in which their employment was terminated had they not been dismissed, but not including any pro rata bonus in respect of any part of the Executive's notice period which is not worked (whether the Executive receives pay in lieu of such notice period or is placed on Garden Leave); (c) an amount equivalent to the cost to the Company of providing the Executive's other employment benefits for 12 months, less any sums paid to the Executive by way of notice or payment in lieu of notice. 22.1.2 Control ea e a a b d c a e, he e f a e ecure that the affairs of the body corporate are conducted in accordance with the wishes of that person: (a) by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or (b) as a result of any powers conferred by the articles of association or any other document regulating that or any other body corporate, a d a Change of Control cc f a e h c a b d c a e ceases to do so or if another person acquires Control of it, but does not occur in the circumstances described in clause 28.2.

13 4135-1945-7548, v. 3 Exhibit 10.3 22.2 If there is a Change of Control of the Company and, within 12 months following the Change of Control of the Company, directly or indirectly in connection with it: 22.2.1 the Company serves notice to terminate the Executive's employment (other than for misconduct, lack of capability or poor performance, provided that such dismissal is not subsequently found to be unfair contrary to s98 Employment Rights Act 1996 by an Employment Tribunal); or 22.2.2 the Executive terminates the Appointment in response to a fundamental breach of contract by the Company, the Company shall, subject to clause 22.3 below, pay the Agreed Sum to the Executive within three months following Termination. The Agreed Sum shall be payable less any applicable tax or other statutory deductions. 22.3 The payment of the Agreed Sum shall be conditional on and in consideration of: 22.3.1 the Executive complying with the obligations in clause 23; 22.3.2 the Executive complying with (and continuing to comply with) the obligations relating to confidentiality, intellectual property and restrictive covenants as set out in clauses 16, 18 and 24 respectively; 22.3.3 clause 24 applying notwithstanding that the Appointment may, or without the payment of the Agreed Sum might, otherwise have been repudiated by the Company; and 22.3.4 the Executive executing a settlement agreement waiving their claims against the Company in a form reasonably acceptable to the Company. 22.4 For the avoidance of doubt, the payment of the Agreed Sum shall not affect the Executive's entitlement to any of the following: 22.4.1 any accrued but unpaid salary; 22.4.2 any payment in lieu of accrued but unused holiday; or 22.4.3 the reimbursement of expenses, provided that all claims for reimbursement are submitted within four weeks after the Termination Date, in relation, in each case, to the period before the Termination Date. 22.5 To the extent that the Agreed Sum is damages (which is not admitted), the parties agree that the terms of this clause 22 represent a genuine pre-estimate of the loss to the Executive that would arise on termination of their employment in the circumstances described and does not constitute a penalty. The Executive shall, subject to clause 22.4, accept the Agreed Sum in full and final settlement of all and any claims that they may have arising out of the Employment or its termination excluding any personal injury claims of which they are not aware at the Termination Date or any claims in relation to accrued entitlements under the relevant pension scheme.

14 4135-1945-7548, v. 3 Exhibit 10.3 23. Obligations Upon Termination 23.1 On Termination or, if earlier, at the start of a period of Garden Leave following the service of notice or purported Termination by the Executive, the Executive shall: 23.1.1 immediately deliver to the Company all documents, books, materials, records, correspondence, papers, Copies, Confidential Information and other business information (on whatever media and wherever located) relating to the business or affairs of any Group Company or its business contacts, any keys and any other property of any Group Company, which is in the Executive's possession or control; 23.1.2 irretrievably delete any information relating to the business of any Group Company stored on any magnetic or optical disk or memory (including on any personal computer, personal device, personal email account or web account), and all matter derived from such sources which is in their possession or under their control outside the premises of the Company; 23.1.3 provide a signed statement confirming full compliance with the obligations under clauses 23.1.1 to 23.1.3 together with such reasonable evidence of compliance as the Company may request. 24. Shares 24.1 The Executive may at the absolute discretion of the Company be granted an option or other award over shares in the Company. Any such option or award shall be governed by rules set by the Company and which may be varied from time to time by the Company. Any such options or awards are not benefits conferred by this contract of employment. 24.2 If on termination of this Agreement, whether lawfully or in breach of contract, the Executive loses any rights or benefits in relation to any awards or options the Executive held ed a e ch e a f h Ag ee e ( Other Awards ) h ch the Executive would not have lost had the Agreement not been terminated (for example, the Executive is not employed as at a vesting date and therefore options which would have vested on that date lapse) the Executive shall not be entitled to be compensated for any such loss. 25. Post Termination Restrictions In consideration for the increase in basic salary the Executive shall be entitled to under this Agreement, the Executive agrees that Schedule 1 shall take effect. 26. Statutory Particulars 26.1 The Executive is subject to the Company's disciplinary and grievance procedures, copies of which are available upon request although the Board reserves the right to deviate from these procedures in light of the Executive's seniority. These procedures do not form part of the Executive's contract of employment. 26.2 If the Executive wishes to raise a grievance or appeal a disciplinary decision the matter should be raised in writing with the Board.

15 4135-1945-7548, v. 3 Exhibit 10.3 26.3 There is no collective agreement which affects the Executive's employment or this Agreement. 26.4 The Company does not impose any mandatory training requirements in relation to the Executive. 26.5 The Company intends to comply with its statutory obligations regarding time off of work for example relating to family leave, domestic incident leave, jury and military service. There is no right to paid time off but the Company may exercise its discretion in relation to short term absences. 27. Workplace Privacy 27.1 Information about the Company's processing of the Executive's personal data is set out in the Company's Privacy Notice which is available from the Company's Human Resources department. 27.2 The Executive consents to the Company monitoring their communication and electronic equipment including, without limitation, the Company's telephone, chat and e-mail systems, information stored on the Company's computer equipment (including all electronically stored information that is the property of the Company), recordings from the Company's closed circuit television cameras and any other computer equipment or other device used by the Executive in the performance of their duties. 28. General 28.1 The Executive will, at the request of the Company at any time after the Termination Date, co-operate and provide assistance to any Group Company in any internal investigation, administrative, regulatory, quasi-judicial proceedings or any threatened or actual litigation concerning any Group Company where the Executive is aware of any facts or other matters which the Company reasonably considers is relevant to such process or legal proceedings (including, but not limited to, giving a candid and accurate account of events, giving statements/affidavits, meeting with their legal and other professional advisers, attending any legal hearing and giving evidence) and shall not cooperate with or otherwise give any information to any other party unless legally required to do so in which case the Executive will (so far as they are legally permitted to do so) give advance notice to the Company. The Company will pay any reasonable expenses for which receipts and other supporting documents are provided to the reasonable satisfaction of the Company and provided any expense is authorised in advance by the Company). 28.2 If the Executive's employment is terminated at any time by reason of any reconstruction or amalgamation of any Group Company, whether by winding up or otherwise, and the Executive is offered employment with any concern or undertaking involved in or resulting from the reconstruction or amalgamation on terms which (considered in their entirety) are no less favourable to any material extent than the terms of this Agreement, the Executive acknowledges and agrees that there shall be no claim against the Company or any undertaking arising out of or connected with such termination. 28.3 This clause applies if the Executive subscribes for or is awarded shares in the Company or any Group Company or participates in any share option, restricted share, restricted share unit, long term incentive, carried interest, co-invest or any other form of profit sharing, incentive, bonus or equity plan or arrangement (each, an "Incentive") or may do so. Upon

16 4135-1945-7548, v. 3 Exhibit 10.3 Termination, the Executive's rights (if any) in respect of each Incentive shall be solely determined by the articles of association, rules or other documents governing each Incentive which are in force on the Termination Date and the Executive hereby irrevocably waives all claims or rights of action in respect of the loss of any rights or benefits under or in respect of any Incentive granted or not yet granted to the Executive (including any loss relating to the lapse of, or their ineligibility to exercise, any share options, the value of any shares, the operation of any compulsory transfer provisions or the operation of any vesting criteria). 28.4 A notice given to a party under this Agreement shall be in writing in the English language and signed by or on behalf of the party giving it. It shall be delivered by hand or sent to the party at the address given for that party in this Agreement, in the case of the Executive to their personal email address or as otherwise notified in writing to the other party. A notice given by email shall be deemed to take effect one hour after it is sent, a notice sent by first class post shall be deemed to take effect on the next working day and notice sent by courier upon delivery at the address in question. A notice required to be given to the Company under this Agreement shall not be validly given if sent by email. 28.5 This Agreement and any document referred to in it constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter (including without limitation your previous contract of employment dated 18 March 2020. 28.6 The Executive agrees that in entering into this Agreement the Executive does not rely on and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not expressly set out in this Agreement. The Executive waives any claim for innocent or negligent misrepresentation or negligent misstatement including in respect of any statement set out in this Agreement. 28.7 No variation or agreed termination of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives). 28.8 The Executive shall not be contractually entitled to receive any benefit from the Company which is not expressly provided for by this Agreement. 28.9 This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same agreement. 28.10 The Contracts (Rights of Third Parties) Act 1999 shall only apply to this Agreement in relation to any Group Company. No person other than the parties to this Agreement and any Group Company shall have any rights under it and it will not be enforceable by any person other than those parties. 28.11 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

17 4135-1945-7548, v. 3 Exhibit 10.3 28.12 Each party irrevocably agrees that the courts of England shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

18 4135-1945-7548, v. 3 Exhibit 10.3 Executed and delivered as a Deed by the Executive and executed as an Agreement under hand by the Company on the date stated at the beginning of this Agreement. George J. Goldsmith S g ed b .. for and on behalf of COMPASS PATHFINDER LIMITED ....................................... Signature Signed as a deed by PIERS MORGAN in the presence of: ....................................... Signature ..................................... Witness's Signature Name of witness Address of witness Occupation of witness ....................................... Mary-Rose Hughes ....................................... .4....A..n..t.o..n..i..n..e....H..e..i..g..h..t..s..,... city . W .. a .. l .. k .. , ... L .. o .. n .. d .. o .. n .. , ... S .. E .. 1 .. 3 .. D .. B . .F..i..n..a..n.c..i..a..l....c..o..n..t..r..o..l..l..e..r.

19 4135-1945-7548, v. 3 Exhibit 10.3 SCHEDULE 1 POST TERMINATION RESTRICTIONS (1) In this Schedule, the following terms not otherwise defined in the Agreement shall have the following meanings unless the context requires otherwise: "Look Back Period" the period of 12 months before the Termination Date; "Restricted Business" those parts of the business of the Company and any Group Company with which the Executive was either: (a) involved to a material extent; or (b) privy to Confidential Information, in each case during the Look Back Period. "Restricted Client" any firm, company or person who, during the Look Back Period was either a client or customer of or was otherwise in the habit of dealing with the Company or any Group Company and with whom or which the Executive either: (a) had material personal contact; or (b) was privy to Confidential Information, in each case during the Look Back Period. "Restricted Prospective Client" any firm, company or person who was a prospective client or customer of the Company or any Group Company with whom or which the Company or any Group Company has been in negotiations during the Look Back Period or had expended significant time or resources and with whom or which the Executive: (a) had material personal contact; or (b) was privy to Confidential Information, in each case during the Look Back Period. Restricted Subject Matter Expert ea a e e ed e gaged b he C a any Group Company who holds a high degree of technical experience in their area (such that their replacement would be costly and/or disruptive to the Company or any Group Company's business) and with whom the Executive had material dealings during the period of 12 months immediately preceding the Termination Date in the course of the Executive's employment. Supplier ea a e , f , c a e h d g he e d f 12 h immediately preceding the Termination Date was a supplier of services to the Company or any Group Company and with whom the Executive had material contact during the period of 12 months immediately preceding the Termination Date in the course of their employment. (2) In order to protect the Confidential Information, trade secrets and business connections of the Company and each Group Company to which the Executive has access as a result of the

20 4135-1945-7548, v. 3 Exhibit 10.3 employment, the Executive covenants with the Company (for itself and as trustee and agent for each Group Company) that the Executive shall not: (a) for twelve (12) months after the Termination Date, solicit or endeavour to entice away from the Company or any other Group Company the business or custom of a Restricted Client in competition with any Restricted Business; or (b) for twelve (12) months after the Termination Date, be involved with the provision of products or services to (or otherwise have any business dealings with) any Restricted Client in the course of any business concern which is in competition with any Restricted Business; or (c) for twelve (12) months after the Termination Date, solicit or endeavour to entice away from the Company or any other Group Company the business or custom of a Restricted Prospective Client in competition with any Restricted Business; or (d) for twelve (12) months after the Termination Date, be involved with the provision of products or services to (or otherwise have any business dealings with) any Restricted Prospective Client in the course of any business concern which is in competition with any Restricted Business; or (e) for twelve (12) months after the Termination Date, in the course of any business concern which is in competition with any Restricted Subject Matter Expert, employ or engage or otherwise facilitate the employment or engagement of any Restricted Person, whether or not such person would be in breach of contract as a result of such employment or engagement; or (f) for twelve (12) months after the Termination Date, solicit, entice away or interfere with the Company's or any Group Company's relationship with or endeavour to solicit, entice away or interfere with the Company's or any Group Company's relationship with any Supplier; (g) for twelve (12) months after the Termination Date, be employed by, work for the benefit of, engaged by, interested in or concerned with any business concern which is (or intends to be) in competition with any Restricted Business for the purposes of providing services the same as or similar to those he/she provided to the Company or any Group Company. (3) The Executive covenants with the Company (for itself and as trustee and agent for each Group Company) that the Executive shall not at any time after the Termination Date, represent any connection with any Group Company in any Capacity, other than as a former employee, or use any registered business names or trading names associated with any Group Company. (4) None of the restrictions in this Schedule shall prevent the Executive from holding a Permitted Investment. (5) The restrictions imposed on the Executive by this Schedule apply to the Executive acting: (a) directly or indirectly; and (b) in any Capacity, on their own behalf or on behalf of, or in conjunction with, any firm, company or person.

21 4135-1945-7548, v. 3 Exhibit 10.3 (6) The periods for which the restrictions in paragraph (2)(g) above apply shall be reduced by any period that the Executive spends on Garden Leave immediately before the Termination Date. (7) If the Executive receives an offer to be involved in a business concern in any Capacity during employment, or before the expiry of the restrictions set out in paragraph (2) above, the Executive shall give the person making the offer a copy of this Schedule and shall tell the Company the identity of that person as soon as possible after accepting the offer. (8) Each sub-paragraph (2)(a) to (2)(g), each definition set out in this Schedule, each limb of each such definition and each operative word within each sub-paragraph or definition is agreed to be a separate and severable restriction, notwithstanding that they are combined together for the sake of brevity. The parties agree that if any such restrictions shall be held to be void but would be valid if part of: (a) the wording of such restriction were deleted, such restriction shall apply with such deletion (including but not limited to a single word or words) as may be necessary to make it valid or effective; and (b) the wording of any definition were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective but the deletion in that definition shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used. The parties agree that if any such restrictions shall be held to be void on account of its duration, the duration of each restriction shall take effect as if reduced by a month, until the resulting period shall be valid and enforceable. (9) If the employment of the Executive is transferred to any firm, company, person or entity other than a Group Company (the "New Employer") pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006, the Executive will, if required, enter into an agreement with the New Employer containing post termination restrictions corresponding to those restrictions in this Schedule, protecting the confidential information, trade secrets and business connections of the New Employer. (10) If the Executive breaches any of the provisions in this Schedule the Company may elect to extend the period during which the relevant breached provisions apply by a length of time equal to the period during which the breach continues, such additional period to commence on the date on which the original period would have expired. The Executive agrees that the Company's right to apply for injunctive relief or damages is not prejudiced by this clause. (11) The Executive enters into each of the restrictions in this Schedule for the benefit of the Company on its own behalf and as trustee for each Group Company. The Executive will, at the request and expense of the Company, enter into a separate agreement with any Group Company in which the Executive agrees to be bound by restrictions corresponding to those restrictions in this Schedule in relation to that Group Company. (12) The Executive acknowledges that if the Executive breaches the restrictions set out in this Schedule the Company will suffer irreparable loss, damages will not be an adequate remedy and the Company should be entitled to injunctive relief.